                                                                 Exhibit 4.01(f)

                                     WAIVER
                                     ------


     WAIVER (this "Waiver"), dated as of October 7, 1999, among U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "US Borrower"), U.S.A. FLORAL PRODUCTS GERMANY GMBH & CO. KG, a partnership organized under the laws of the Federal Republic of Germany (the "German Borrower"), FLORIMEX WORLDWIDE B.V., a company organized under the laws of the Netherlands (the "Dutch Borrower" and, together with the German Borrower and the US Borrower, the "Borrowers", and each a "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), BAYERISCHE HYPO-UND VEREINSBANK AG, as Syndication Agent (in such capacity, the "Syndication Agent"), BANKBOSTON, N.A., as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKERS TRUST COMPANY, as Arranger and Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Borrowers, the Banks, the Syndication Agent, the
Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of October 16, 1997 and amended and restated as of October 2, 1998 (as further amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

     WHEREAS, subject to the terms and conditions of this Waiver, the parties hereto agree as follows;

     NOW, THEREFORE, it is agreed:

     1. The Banks hereby waive any Default or Event of Default which may have arisen or may arise solely as a result of the Borrowers failing to comply with any of Sections 7.11(c), (d), (g), (i) or 8.09 of the Credit Agreement during the period from October 1, 1999 through November 14, 1999, provided, however (i)
                                                           --------  -------
that the Borrowers shall be required to be in such compliance with each such Section referred to above on and after November 15, 1999 and (ii) if the Borrowers have not complied with the aforementioned requirements by November 15, 1999, an Event of Default under the Credit Agreement shall be deemed to have occurred on such date.

     2. Notwithstanding anything to the contrary contained in the Credit Agreement, until such time as the Required Banks otherwise agree in writing, the US Borrower shall not be permitted to (x) incur and have outstanding Dollar Revolving Loans and/or Swingline Loans in an amount in excess, when added to the aggregate amount of US Letter of Credit Outstandings arising from the issuance of US Letters of Credit on or after the date hereof, of $154,786,700 or (y) have any US Letters of Credit issued under the Credit Agreement on or after the date hereof the Stated Amount of which, when added to the aggregate amount of Dollar Revolving Loans then outstanding and Swingline Loans then outstanding, exceeds $154,786,700 (such Dollar Revolving Loans, Swingline Loans and US Letters of Credit herein referred to as

"Extension of Credit"), provided that after October 22, 1999 the US Borrower
                        --------
shall be permitted to incur and have outstanding Extensions of Credit in an aggregate amount in excess of $154,786,700 but no more than $156,756,700 so long as the US Borrower has theretofore delivered to the Administrative Agent a budget in form and substance satisfactory to the Administrative Agent demonstrating, to the Administrative Agent's satisfaction, the US Borrower's and/or its Subsidiaries' need for additional Extensions of Credit in excess of $154,786,700.

     3. Notwithstanding anything to the contrary contained in the Credit Agreement, until such time as the Required Banks otherwise agree in writing, the Borrowers shall not be permitted to incur any Foreign Revolving Loans on or after the date hereof or have any Foreign Letters of Credit issued under the Credit Agreement on or after the date hereof, provided that either Foreign
                                              --------
Borrower may incur Foreign Revolving Loans in an amount necessary to reimburse the Letter of Credit Issuer for any payment by it in respect of any Foreign Letters of Credit issued prior to the date hereof for such Foreign Borrower's account.

     4. Notwithstanding anything to the contrary contained in the Credit Agreement, until such time as the Required Banks otherwise agree in writing, on any date on which the sum of (i) the aggregate principal amount of all Dollar Revolving Loans then outstanding plus (ii) the aggregate principal amount of all Swingline Loans then outstanding plus (iii) the US Letter of Credit Outstanding exceeds $151,786,700 (such excess, the "Excess Extensions of Credit"), then the US Borrower shall be required on each such date to apply any and all cash and Cash Equivalents in excess of (x) $1,000,000 deposited in (or credited to) its U.S. corporate headquarters bank account and (y) $1,000,000 in the aggregate deposited in (or credited to) each of (1) the U.S. Borrower's Domestic Subsidiaries' U.S. bank accounts relating to their importer operations, (2) the U.S. Borrower's Domestic Subsidiaries' U.S. bank accounts relating to their wholesale operations or (3) the U.S. Borrower's Domestic Subsidiaries' U.S. bank account relating to their bouquet operations, in each case to such Excess Extensions of Credit as provided in the immediately succeeding sentence. Any application of cash and Cash Equivalents required by the immediately preceding sentence shall be applied (i) first, to repay outstanding Swingline Loans, (ii) second, to the extent all outstanding Swingline Loans have been repaid in full, to repay outstanding Dollar Revolving Loans and (iii) third, to the extent all outstanding Swingline Loans and all Dollar Revolving Loans have been repaid in full, to cash collateralize any outstanding US Letters of Credit.

     5. Notwithstanding anything to the contrary contained in Section 1.09 (vii) of the Credit Agreement, the Banks hereby agree that the Borrower may continue that certain Borrowing of Dollar Revolving Loans having an Interest Period ending on October 7, 1999 as a Eurodollar Loan and may elect a new Interest Period of two months in respect of such Borrowing, which Interest Period shall commence on October 7, 1999.

     6. This Waiver shall become effective on the date (the "Waiver Effective Date") when the Borrowers and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

     7. In order to induce the Banks to enter into this Amendment, each Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the

Waiver Effective Date, after giving effect to this Waiver, and (ii) there exists no Default or Event of Default on the Waiver Effective Date, after giving effect to this Waiver.

     8. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     9. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the US Borrower and the Administrative Agent.

     10. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     11. From and after the Waiver Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Waiver as of the date first above written.

                                     U.S.A. FLORAL PRODUCTS, INC


                                     By /s/ Robert J. Poirier
                                        ----------------------------------------
                                         Title:


                                     U.S.A. FLORAL PRODUCTS GERMANY GMBH
                                         & CO. KG

                                     By /s/ Robert J. Poirier
                                        ----------------------------------------
                                         Title:


                                     FLORIMEX WORLDWIDE B.V.


                                     By /s/ Robert J. Poirier
                                        ----------------------------------------
                                         Title:

                                     BANKERS TRUST COMPANY,
                                        Individually and as Arranger and
                                        Administrative Agent


                                     By /s/ David Bell
                                        ----------------------------------------
                                         Title:  DAVID BELL
                                                 PRINCIPAL

                                     BAYERISCHE HYPO- UND VEREINSBANK AG,
                                        Individually and as Syndication Agent

                                     By /s/ Erich Ebner v. Esehenbach
                                        ----------------------------------------
                                        Title: Erich Ebner v. Esehenbach
                                               Managing Director

                                     By /s/ Sylvia K. Cheng
                                        ----------------------------------------
                                        Title: Sylvia K. Cheng
                                               Director

                                     BANKBOSTON. N. A., Individually and as
                                        Documentation Agent


                                     By /s/ Pamela Kuong
                                        ----------------------------------------
                                         Title: Vice President

                                     FLEET BANK, N.A.


                                     By /s/ Thomas J. Levy
                                        ----------------------------------------
                                         Title:  Vice President

                                     UNION BANK OF CALIFORNIA, N.A.


                                     By /s/ J. Wililam Bloore
                                        ----------------------------------------
                                         Title:   J. Wililam Bloore
                                                  Vice President

                                     NATIONAL BANK OF CANADA


                                     By /s/
                                        ----------------------------------------
                                         Title: VP/Manager


                                     By /s/
                                        ----------------------------------------
                                         Title: VP